LOAN AGREEMENT

This LOAN AGREEMENT is entered into as of October 20, 2008 between Sea Change Group, LLC, a New York limited liability company (“LENDER”) with its chief executive office located at 60 East 42nd Street New York, NY 10165 and Innopump, Inc., a Nevada corporation (Borrower), with its chief executive office located at 60 East 42nd Street New York, NY 10165.

STATEMENT OF FACTS

1)
The LENDER, at the request and for the benefit of Borrower has entered into on the date hereof, a Loan and Security Agreement with JBCP-24 LLC (“Funding Source”) pursuant to which LENDER will obtain from the Funding Source a loan in the principal amount of $3,445,750.

2)
In order to obtain the consent of Gerhard Brugger to certain of the transactions contemplated by the above Loan and Security Agreement, the LENDER has entered into a Cash Collateral Agreement with the Funding Source pursuant to which $895,750 of the proceeds of the loan from the Funding Source will be held in a Cash Collateral Account. The Cash Collateral Account will secure certain payment obligations of LENDER to Gerhard Brugger pursuant to the License Agreement dated as of January 1, 2003 between LENDER and Gerhard Brugger.

3)
This Loan Agreement between Borrower and LENDER is entered into to provide to Borrower funds to enable Borrower to continue to exploit its agreement with LENDER and pursue its business plan acknowledging that the amounts being paid hereunder provide no excess to LENDER but only such funds as will enable LENDER to fully discharge its obligations (including expenses) under the Loan and Security Agreement.

The parties agree as follows

1. DEFINITIONS AND CONSTRUCTION

1.1. Statement of Facts. The Statement of Facts set forth above is incorporated in and is hereby made a part of this Agreement.

1.2. Terms. As used in this Agreement, the following terms shall have the following meanings:

(a) Advances means all loans, advances and other financial accommodations by LENDER to or on account of the Borrower, including those under this Agreement.

(b) Agreement means collectively this Loan Agreement, any concurrent or subsequent rider to this Loan Agreement, and any extensions, supplements, amendments, addenda or modifications to or in connection with this Loan Agreement or any such rider.

(c) Authorized Officer means any officer or other representative of Borrower authorized in a writing delivered to LENDER by an authorized representative of the Borrower to transact business with LENDER.

(d) LENDER has the meaning set forth in the first paragraph above and includes Lender’s successors and assigns.

(e) LENDER Expenses means all of the following: costs and expenses (whether taxes, assessments, insurance premiums or otherwise) required to be paid by Borrower under any of the Loan Documents which are paid or advanced by LENDER; filing, recording, publication, appraisal and search fees paid or incurred by LENDER in connection with LENDER's transactions with Borrower; actual costs and expenses incurred by LENDER in the disbursement or collection of funds to or from Borrower or its account debtors; charges resulting from the dishonor of checks; actual reasonable costs and reasonable expenses incurred by LENDER to correct any default or enforce any provision of the Loan Documents, and actual reasonable costs and reasonable expenses incurred by LENDER in enforcing or defending the Loan Documents or otherwise exercising its rights and remedies upon the existence of an Event of Default, including, but not limited to, actual reasonable costs and reasonable expenses incurred in connection with any proceeding, suit, enforcement of judgment, or appeal; and LENDER's reasonable attorneys' fees and expenses, incurred in advising, structuring, drafting, reviewing, administering, amending, modifying, terminating, enforcing, defending, or otherwise representing LENDER concerning the Loan Documents or the Obligations; and all costs, expenses and obligations (exclusive of any facility, closing and collateral monitoring fees which are being replaced by the facility, monitoring and commitment fees payable by Borrower hereunder) of LENDER incurred in obtaining from JBCP-24 LLC the funds it is advancing to Borrower pursuant to this Agreement.

(f) Business Day means any day which is not a Saturday, Sunday, or other day on which banks in the State of New York are authorized or required to close.

(g) Code means the New York Uniform Commercial Code, as amended or revised from time to time.

(h) Daily Balance means the amount of the Obligations owed at the end of a given day.

(i) Deposit Account shall have the meaning ascribed to such term in the Code.

(j) Documents shall have the meaning ascribed to such term in the Code.

(k) ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

(l) ERISA Affiliate means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA Section 4001(b) (1), or IRC Section 414.

(m) Event of Default means the events specified in Section 8, below.

(n) Insolvency Proceeding means any proceeding commenced by or against any person or entity under any provision of the federal Bankruptcy Code, as amended, or under any other state or federal insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with its creditors.

(o) Instruments shall have the meaning ascribed to such term in the Code.

(p) IRC means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

(q) Loan Documents means, collectively, this Agreement, any Note and any other agreement entered into between Borrower and LENDER or by Borrower in favor of LENDER relating to or in connection with this Agreement or the Obligations, as each of same may be amended, modified, renewed, extended or substituted from time to time.

(r) Multiemployer Plan means a multiemployer plan as defined in ERISA Sections 3(37) or 4001(a) (3) or IRC Section 414(f).

(s) Note means the promissory note made by Borrower to the order of LENDER concurrently herewith in the original principal amount of Three Million Four Hundred Forty Five Thousand Seven Hundred Fifty Dollars ($3,445,750).

(t) Obligations means all loans, Advances, debts, liabilities (including all interest and amounts and fees charged to the Obligations pursuant to any agreement authorizing LENDER to charge the Obligations), obligations, lease payments, guaranties, covenants, and duties owing by Borrower to LENDER of any kind and description (whether pursuant to or evidenced by the Loan Documents or by any other agreement between LENDER and Borrower, and irrespective of whether for the payment of money), whether made or incurred prior to, on, or after the Termination Date, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any debt, liability or obligation owing from Borrower to others which LENDER may obtain by assignment or otherwise, and all interest thereon and all reasonable actual expenses of LENDER.

(u) Plan means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

(v) Term means the period from the date of the execution and delivery by LENDER of this Agreement through and including the later of (a) the Termination Date and (b) the payment and performance in full of the Obligations.

(w) Termination Date means (a) June 29, 2009 or (b) if earlier terminated by LENDER pursuant to section 9.1 hereof, the date of such termination.

1.3. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural. The words hereof, herein, hereby, hereunder, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause and exhibit references are to this Agreement unless otherwise specified. Words importing a particular gender mean and include every other gender.

1.4. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles (GAAP) as consistently applied. When used herein, the term financial statements shall include the notes and schedules thereto.

1.5. Exhibits. All of the exhibits, addenda or riders attached to this Agreement shall be deemed incorporated herein by reference.

1.6. Code. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code, unless otherwise defined herein.

1.7. Materially. Material and materially shall mean an amount in excess of Fifty Thousand Dollars ($50,000.00) to the extent it can be monetarily quantified.

2. ADVANCES AND TERMS OF PAYMENT

2.1. Term Loan. LENDER has on the date hereof extended a Term Loan Advance in the principal amount of Three Million Four Hundred Forty Five Thousand Seven Hundred Fifty Dollars ($3,445,750), as evidenced by the Note. Such Advance shall be repayable in accordance with the provisions of the Note. All principal and any and all accrued and unpaid interest, fees charges and expenses shall be due and payable upon the Termination Date. Unless otherwise expressly permitted by LENDER in writing there shall be no prepayments permitted of the principal balance of the term loan.

2.2. Interest.

(a) Except where specified to the contrary in the Loan Documents interest shall accrue on the Daily Balance of the Obligations at the monthly rate (calculated on the basis of a thirty day month) of One and Eighty Three Hundredths of One Percent (1.83%) per month. Interest shall be paid to LENDER in arrears on the first day of each month by cash check or wire transfer or at the option of the Borrower may be paid in kind (“PIK”) on the first day of each month (if no cash interest payment is received by the LENDER from the Borrower on the first day of any month, other than on the Termination Date LENDER shall presume that the Borrower’s interest payment shall be a PIK payment and shall be added to the principal amount of the Note at the first day of each month when interest is to be paid). Interest as provided for herein shall continue to accrue until the Obligations are paid in full.

(b) In no event shall interest on the Obligations exceed the highest lawful rate in effect from time to time. It is not the intention of the parties hereto to make an agreement which violates any applicable state or federal usury laws. In no event shall Borrower pay or LENDER accept or charge any interest which, together with any other charges upon the principal or any portion thereof, exceeds the maximum lawful rate of interest allowable under any applicable state or federal usury laws. Should any provision of this Agreement or any existing or future Notes or Loan Documents between the parties be construed to require the payment of interest or any other fees or charges which could be construed as interest which, together with any other charges upon the principal or any portion thereof and any other fees or charges which could be construed as interest, exceeds the maximum lawful rate of interest, then any such excess shall be applied to the remaining principal balance of the Obligations, if any, and the remainder refunded to Borrower.

(c) Notwithstanding the foregoing, for purposes of this Agreement, it is the intention of Borrower and LENDER that “interest” shall mean, and be limited to, any payment to LENDER which compensates it for extending credit to Borrower, for making available to Borrower the credit facility under the Note during the term of this Agreement and for any default or breach by Borrower of a condition upon which credit was extended. Borrower and LENDER agree that, for the sole purpose of calculating the “interest” paid by Borrower to LENDER, it is the intention of Borrower and LENDER that interest shall mean and include, and be expressly limited to, any interest accrued on the aggregate outstanding balance of the Obligations during the term hereof pursuant to Sections 2.2(A) and 2.2(B); and any Facility Fee and Closing Fee, and other fees charged to Borrower during the term hereof. Borrower and LENDER further agree that it is their intention that the following fees shall not constitute “interest”: any servicing fees, any examination fees, any attorney fees incurred by LENDER, any premiums or commissions attributable to insurance guaranteeing repayment, finders’ fees, credit report fees, appraisal fees or fees for document preparation or notarization.

2.3. Crediting Payments. Notwithstanding anything to the contrary contained herein, payments received by LENDER after 11:00 a.m. Eastern time shall be deemed to have been received by LENDER as of the opening of business on the immediately following Business Day.

2.4. Facility Fee. In consideration of LENDER’s entering into this Agreement, Borrower shall pay LENDER a facility fee (the Facility Fee) of $400,000, which shall be payable by the Borrower upon the Termination Date. The Facility Fee shall be deemed to have been fully earned upon the execution hereof for the entire Initial Term, but which shall not bear interest unless payment thereof is past due.

2.5. Commitment Fee. Borrower shall pay LENDER fee of $250,000 (the Commitment Fee) which shall be payable by the Borrower on the Termination Date. The Commitment Fee shall be deemed to have been fully earned upon the execution hereof for the entire Initial Term,  but which shall not bear interest unless payment thereof is past due and which fee shall be payable as follows:  One Hundred Twenty Five Thousand Dollars ($125,000) shall be payable within one week following the execution of this Agreement and One Hundred Twenty Five Thousand Dollars ($125,000) shall be payable within two weeks following the execution of this Agreement.

2.6. Monitoring Fee. Borrower shall pay lender in kind a Monitoring Fee in the amount of One Hundred Thousand Dollars ($100,000) per month for 5 consecutive months on the first day of each month commencing November 1, 2008 and ending on March 1, 2009. The fee shall be charged to the principal balance out standing to LENDER from Borrower and shall be paid in cash on the Termination Date. Such fees shall not bear interest unless payment thereof is past due.

3. TERM

3.1. Term. This Agreement shall become effective upon execution by LENDER and continue in full force through the Term. The Note and this Agreement may not be prepaid or terminated by the Borrower prior to March 31, 2009 after which date the Note may, at the option of the Borrower, be prepaid by the Borrower in whole or in part without penalty. In addition, LENDER shall have the right to terminate this Agreement and demand repayment of the Note, immediately at any time upon the occurrence of an Event of Default. No such termination shall relieve or discharge Borrower of its duties, Obligations and covenants hereunder until all Obligations have been paid and performed in full. On the Termination Date of this Agreement, the Obligations shall be immediately due and payable in full.

4. REPRESENTATIONS AND WARRANTIES AND COVENANTS Borrower represents and warrants to LENDER, and covenants, the following and acknowledges:

4.1. Relocation of Chief Executive Office. The chief executive office of Borrower and the location of all books and records of Borrower is at the address indicated on the first page of this Agreement and Borrower will not, without thirty (30) days' prior written notice to LENDER relocate such office.

4.2. Due Organization and Qualification.  Borrower is, and shall at all times hereafter, be a corporation duly incorporated and existing under the laws of the state of its incorporation as set forth on the first page hereof, and Borrower is, and shall at all times hereafter be, qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of assets requires that it be so qualified.

4.3. Actual and Fictitious Name. Borrower’s exact name is set forth on the first page hereof and Borrower has not changed its name within the last five (5) years. Borrower is conducting its business under the trade or fictitious name(s) “Versadial”, and no others. Borrower has complied with the fictitious name laws of all jurisdictions in which compliance is required in connection with its use of such name(s).

4.4. Permits and Licenses. Borrower holds all licenses, permits, franchises, approvals and consents required for the conduct of its business and the ownership and operation of its assets. There has been and there is no claim, suit or other action disputing Borrower’s interests in any of the foregoing or in the case of licenses any underlying patents or trademarks which are the subject of any such license.

4.5. Due Authorization. Borrower has the right and power and is duly authorized to enter into the Loan Documents to which it is a party.

4.6. Compliance with Organizational Documents. The execution by Borrower of the Loan Documents to which it is a party does not constitute a breach of any provision contained in Borrower's articles of incorporation and by-laws, nor does it constitute an event of default under any material agreement to which Borrower is now or may hereafter become a party.

4.7. Litigation. There are no actions, proceedings or claims pending by or against Borrower, whether or not before any court or administrative agency and Borrower has no knowledge or notice of any pending, threatened or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower. If any such actions, proceedings or claims presently exist or arise during the Term, Borrower shall promptly notify LENDER in writing and shall, from time to time, notify LENDER of all material events relating thereto.

4.8. Accuracy of Information and No Material Adverse Change in Financial Statements. All information furnished by Borrower to LENDER, and all statements made by Borrower to LENDER, including, without limitation, information set forth in any loan application and client profile are true, accurate and complete in all respects and do not contain any material misstatement of fact or omit to state any material facts necessary to make the statements or information contained therein not materially misleading. All financial statements relating to Borrower which have been or may hereafter be delivered to LENDER (i) have been prepared in accordance with GAAP; (ii) fairly present Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended; and (iii) disclose all contingent obligations of Borrower. In addition no material adverse change in the financial condition of Borrower has occurred since the date of the most recent of such financial statements.

4.9. Solvency. Excluding obligations which may be owed by the Borrower under that certain sublicense agreement between Lender and the Borrower, the Borrower is now, and shall be at all times through the Term, solvent and able to pay its debts (including trade debts) as they mature.

4.10. ERISA. Neither Borrower or any ERISA Affiliate, nor any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a), or any of the published interpretations thereof. No lien upon the assets of Borrower has arisen with respect to any Plan. No prohibited transaction within the meaning of ERISA Section 406 or IRC Section 4975(c) has occurred with respect to any Plan. Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived.

4.11. Environmental Laws and Hazardous Materials. Borrower has complied, and at all times through the Term will comply, with all Environmental Laws. Borrower has not and will not cause or permit any Hazardous Materials to be located, incorporated, generated, stored, manufactured, transported to or from, released, disposed of, or used at, upon, under, or within any premises at which Borrower conducts its business, or in connection with Borrower's business. To the best of Borrower's knowledge, no prior owner or operator of any premises at which Borrower conducts its business has caused or permitted any of the above to occur at, upon, under, or within any of the premises. Borrower will not permit any lien to be filed against its assets under any Environmental Law, and will promptly notify LENDER of any proceeding, inquiry or claim relating to any alleged violation of any Environmental Law, or any alleged loss, damage or injury resulting from any Hazardous Material. LENDER shall have the right to join and participate in, as a party if it so elects, any legal or administrative proceeding initiated with respect to any Hazardous Material or in connection with any Environmental Law. "Hazardous Material" includes without limitation any substance, material, emission, or waste which is or hereafter becomes regulated or classified as a hazardous substance, hazardous material, toxic substance or solid waste under any Environmental Law, asbestos, petroleum products, urea formaldehyde, polychlorinated biphenyls (PCBs), radon, and any other hazardous or toxic substance, material, emission or waste. Environmental Law means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the regulations pertaining to such statutes, and any other safety, health or environmental statutes, laws, regulations or ordinances of the United States or of any state, county or municipality in which Borrower conducts its business.

4.12. Tax Compliance. Borrower has filed all tax returns required to be filed by it and has paid all taxes due and payable on said returns and on any assessment made against it or its assets.

4.13. Reliance by LENDER; Cumulative. Each warranty, representation and agreement contained in this Agreement shall be conclusively presumed to have been relied on by LENDER regardless of any investigation made or information possessed by LENDER. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall now or hereafter give, or cause to be given, to LENDER.

4.14. Use of Proceeds. The proceeds of the Advance will be used by Borrower for the purposes set forth on Schedule 4.14 annexed hereto and use thereof shall be deemed to be in compliance with this Agreement.

4.15. Borrower’s Deposit Account. The deposit account listed on Schedule 4.15 hereof is a deposit account belonging to the Borrower.

5. AFFIRMATIVE COVENANTS: Borrower covenants and acknowledges that during the Term Borrower shall comply with all of the following:

5.1. Financial Statements, Reports, Certificates. Borrower shall deliver to LENDER: (a) as soon as available, but in any event within thirty (30) days after the end of each month during the Term, a balance sheet and profit and loss statement prepared by Borrower covering Borrower's operations during such period; and (b) as soon as available, but in any event within one hundred twenty (120) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal period, prepared on a review basis by independent certified public accountants acceptable to LENDER (Borrower’s present accounting firm being presently acceptable to LENDER). Such financial statements shall include a balance sheet and profit and loss statement, and the accountants' management letter, if any, and shall be prepared in accordance with GAAP. Together with the above, Borrower shall also deliver any other report reasonably requested by LENDER relating to the financial condition of Borrower and a certificate signed by its chief executive or chief financial officer on behalf of the Borrower, to the effect that all reports, statements or computer prepared information of any kind or nature delivered or caused to be delivered to LENDER under this Section fairly present its financial condition in all material respects and that to the best of his knowledge there exists on the date of delivery of such certificate to LENDER no condition or event which constitutes an Event of Default.

5.2. Tax Returns, Receipts. Borrower shall deliver to LENDER copies of each of its future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof. Borrower further shall promptly deliver to LENDER, upon request, satisfactory evidence of Borrower's payment of all withholding and other taxes required to be paid by it.

5.3. Taxes. All Federal, state and local assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against Borrower or any of its assets or in connection with Borrower's business shall hereafter be paid in full, before they become delinquent or before the expiration of any extension period, unless contested in good faith and properly reserved for and any lien resulting therefrom is subordinate to the LENDER’s liens hereunder or secured by a bond issued for the LENDER’s benefit by an insurer acceptable to the LENDER in its good faith discretion. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to LENDER, on demand, appropriate certificates attesting to the payment or deposit thereof.

5.4. LENDER Expenses. Borrower shall immediately and without demand reimburse LENDER for all LENDER Expenses and Borrower hereby authorizes the payment of such LENDER Expenses.

5.5. Compliance With Law. Borrower shall comply, in all material respects, with the requirements of all applicable laws, rules, regulations and orders of governmental authorities relating to Borrower and the conduct of its business.

5.6. Accounting System. Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, disks, printouts and records pertaining to its business containing such information as may from time to time be requested by LENDER.

6. NEGATIVE COVENANTS Borrower covenants and acknowledges that other than as may be expressly set forth to the contrary on the schedule 4.14 for the use of proceeds, during the Term Borrower shall not undertake any of the following:

6.1. Extraordinary Transactions and Disposal of Assets. (A) Enter into any transaction not in the ordinary and usual course of its business as conducted on the date hereof, including but not limited to the sale, lease, disposal, movement, relocation or transfer, whether by sale or otherwise, of any of its assets; (B) consent to any amendment or modification or termination of the License Agreement (C) grant any new sublicense with respect to, the intellectual property which is the subject of the Sublicense Agreement between LENDER and Borrower, (D) incur (i) any indebtedness for borrowed money or purchase money indebtedness for Equipment, or (ii) any other indebtedness outside the ordinary and usual course of its business as conducted on the date hereof; (D) make any advance or loan to any third party; or (D) grant a lien on any of its assets except in favor of LENDER.

6.2. Change Name, etc. Change its name, business structure, jurisdiction of incorporation or formation as applicable, or identity, or add any new fictitious name.

6.3. Merge, Acquire. Merge, acquire, or consolidate with or into any other business organization.

6.4. Guaranty. Guaranty or otherwise become in any way liable with respect to the obligations of any third party, except by endorsement of instruments or items of payment for deposit to the account of Borrower for negotiation and delivery to LENDER.

6.5. Restructure. Make any material change in its financial structure or business operations.

6.6. Prepayments. Prepay any existing indebtedness owing to any third party other than trade payables.

6.7. Loans and Advances. Other than as may be otherwise expressly set forth in Schedule 6.7 hereof, make any loans, advances or extensions of credit to any officer, director, executive employee or shareholder of Borrower (or any relative of any of the foregoing), or to any entity which is a subsidiary of, related to, affiliated with or has common shareholders, officers or directors with Borrower.

6.8. Accounting Methods. Modify or change its method of accounting or enter into, modify or terminate any agreement presently existing or at any time hereafter entered into with any third party for the preparation or storage of Borrower's records of Accounts and financial condition without said party agreeing to provide LENDER with information regarding Borrower’s business or Borrower's financial condition. Other than with respect to Borrower’s attorneys, Borrower waives the right to assert a confidential relationship, if any, it may have with any such third party in connection with any information requested by LENDER hereunder, and agrees that LENDER may contact any such party directly in order to obtain such information.

6.9. Business Suspension. Suspend or go out of business.

7. EVENTS OF DEFAULT The occurrence and continuance of any one or more of the following events shall constitute an Event of Default by Borrower hereunder:

7.1. Failure to Pay. Borrower's failure to pay when due and payable, or when declared due and payable, any portion of the Obligations (whether principal, interest, taxes, LENDER Expenses, or otherwise);

7.2. Failure to Perform. Borrower's failure in any material manner to perform, keep or observe any term, provision, condition, representation, warranty, covenant or agreement contained in this Agreement, in any of the Loan Documents or in any other present or future agreement between Borrower and LENDER;

7.3. Misrepresentation. Any misstatement or misrepresentation of a nature now or hereafter exists in any warranty, representation, statement, aging or report made to LENDER by, Borrower or any officer, employee, agent or director thereof which is of a material nature or which otherwise adversely affects Lender’s interests, rights or remedies, or if any such warranty, representation, statement, aging or report is withdrawn by such person;

7.4. Material Adverse Change. There is a material adverse change in Borrower's business or financial condition;

7.5. Material Impairment. There is a material impairment of the prospect of repayment of the Obligations;

7.6. Levy or Attachment. Any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant or is levied upon, or comes into the possession of any judicial officer or assignee;

7.7. Insolvency by Borrower. An Insolvency Proceeding is commenced by Borrower;

7.8. Insolvency Against Borrower. (A) An Insolvency Proceeding is commenced against Borrower or (B) an order for relief under the Bankruptcy Code, or similar order in any other Insolvency proceeding is entered against Borrower;

7.9. Injunction Against Borrower. Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business;

7.10. Government Lien. A notice of lien, levy or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's assets and the same is not paid on the payment date thereof;

7.11. Judgment. Judgments in the aggregate at any time out standing in excess of $100,000 are entered against Borrower;

7.12. Default to Third Party. There is a default which continues beyond any applicable grace period in any agreement to which Borrower is a party or by which binds Borrower or any of their assets, the cancellation of which would have a material adverse effect upon the business or prospects of the Borrower;

7.13. ERISA Violation. A prohibited transaction within the meaning of ERISA Section 406 or IRC Section 1975(c) shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise; Borrower or any ERISA Affiliate shall completely or partially withdraw from a Multiemployer Plan and such withdrawal could, in the opinion of LENDER, have a material adverse effect on the financial condition of Borrower. Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; the voluntary or involuntary termination of any Plan which termination could, in the opinion of LENDER, have a material adverse effect on the financial condition of Borrower or Borrower shall fail to notify LENDER promptly and in any event within ten (l0) days of the occurrence of an event which constitutes an Event of Default under this clause or would constitute an Event of Default upon the exercise of LENDER's judgment; or

7.14. The occurrence of any event which constitutes a default of, or breach under, any agreements between Fursa Master Global Event Driven Fund, L.P. and/or Versadial, Inc. or Borrower. that, in and of itself, or through the passage of time or the giving of notice or both, would give rise to the right of Fursa Master Global Event Driven Fund, L.P. to exercise any rights or remedies against any of the assets of Versadial, Inc. and/or Borrower.

7.15. Notwithstanding anything contained in this Section to the contrary, LENDER shall refrain from exercising its rights and remedies and an Event of Default shall not be deemed to have occurred by reason of (A) the occurrence of any of the events set forth in Sections 7.6, 7.10, 7.11 or 7.13 hereof if, within fifteen (15) days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; or (B) the occurrence of an event under section 7.8(A) hereof if it is discharged within thirty (30) days; or (C) the occurrence of an event under section 7.9 hereof if it is discharged within fifteen (15) days.

8. LENDER'S RIGHTS AND REMEDIES

8.1. Rights and Remedies. Upon the occurrence and existence of an Event of Default, LENDER may, at its election, without notice of such election and without demand, do any one or more of the following:

(a) Declare all Obligations, whether evidenced by the Loan Documents or otherwise, immediately due and payable in full (except that upon the occurrence of an Event of Default under Section 7.8B) all Obligations shall automatically become due).

(b) Cease advancing money or extending credit to or for the benefit of Borrower under the Loan Documents or under any other agreement between Borrower and LENDER;

(c) Terminate this Agreement as to any future liability or obligation of LENDER, but without affecting LENDER's rights and without affecting the Obligations;

8.2. Cumulative Rights and Remedies. In addition to the foregoing, LENDER shall have all rights and remedies provided by law (including those set forth in the Code) and any rights and remedies contained in any Loan Documents and all such rights and remedies shall be cumulative.

8.3. No Waiver. No delay on the part of LENDER in exercising any right, power or privilege under any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege under such Loan Documents or otherwise, preclude other or further exercise of any such right, power or privilege.

9. WAIVERS

9.1. Demand, Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of intention to accelerate, notice of acceleration, and notice of nonpayment at maturity. Borrower hereby consents to any extensions of time of payment or partial payment at, before or after the Termination Date.

9.2. Limitation of Damages. In any action or other proceeding against LENDER under this Agreement or relating to the transactions between LENDER and Borrower, Borrower waives the right to seek any consequential or punitive damages.

10. NOTICES

10.1. Unless otherwise provided herein, all consents, waivers, notices or demands by any party relating to the Loan Documents shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be telecopied (followed up by a mailing), personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by receipted overnight delivery service to Borrower or to LENDER, as the case may be, at their addresses set forth below

If to Borrower:                                                               Innopump, Inc.
60 East 42nd Street
New York, NY 10165
Attention: Geoffrey Donaldson
Phone# 212-808-0607
Fax# 212-808-0113

If to Lender:                                                               Sea Change Group, LLC

60 East 42nd Street
New York, NY 10165
Attention: Geoffrey Donaldson
Phone# 212-808-0607
Fax# 212-808-0113

With a copy to (which shall
not constitute notice)

Robert Barandes, Esq.
Beckman, Lieberman & Barandes LLP
116 John Street, Suite 1313
New York, NY 10038
Phone : (212) 608-3500
Fax : (212) 608-9687
Email : rbarandes@blbllp.com

10.2. Any party may change the address at which it is to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section shall be deemed received on the earlier of the date of actual receipt or five (5) calendar days after the deposit thereof in the mail or on the date telecommunicated if telecopied.

11. DESTRUCTION OF BORROWER'S DOCUMENTS

11.1. All documents, schedules, invoices, agings or other papers delivered to LENDER may be destroyed or otherwise disposed of by LENDER four (4) months after they are delivered to or received by LENDER, unless Borrower requests, in writing, the return of the said documents, schedules. invoices or other papers and makes arrangements, at Borrower's expense, for their return.

12. GENERAL PROVISIONS

12.1. Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and executed and delivered by LENDER.

12.2. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder and any prohibited assignment shall be absolutely void. No consent to an assignment by LENDER shall release Borrower from its Obligations. Without notice to or the consent of Borrower, LENDER may assign this Agreement and its rights and duties hereunder and LENDER reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in LENDER's rights and benefits hereunder. In connection therewith, LENDER may disclose all documents and information which LENDER now or hereafter may have relating to Borrower or Borrower's business. Borrower hereby consents to, and authorizes LENDER to, prepare and distribute a "tombstone", to issue a press release, or otherwise disseminate information to newspapers, trade journals, and other sources, describing the nature of, and closing of the credit facilities provided for herein, which may include Borrower's name as well as other general information about Borrower and the credit facilities. Borrower and LENDER do not intend any of the benefits of the Loan Documents to inure to any third party, and no third party shall be a third party beneficiary hereof or thereof.

12.3. Section Headings. Headings and numbers have been set forth herein for convenience only.

12.4. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against LENDER or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

12.5. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of such provision.

12.6. Amendments in Writing. This Agreement cannot be changed or terminated orally. This Agreement supersedes all prior agreements, understandings and negotiations, if any, all of which are merged into this Agreement. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

12.7. Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same Agreement. Any signature to a Loan Document delivered by a party via telecopy transmission or other electronic means shall be deemed to be an original signature.

12.8. Indemnification. Borrower hereby indemnifies, protects, defends and saves harmless LENDER and any member, officer, director, official, agent, employee and attorney of LENDER, and their respective heirs, successors and assigns (collectively, the "Indemnified Parties"), from and against any and all losses, damages, expenses or liabilities of any kind or nature other than arising from their gross negligence of willful misconduct and from any suits, claims or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan Documents and the transactions contemplated therein (unless caused by the gross negligence or willful misconduct of the Indemnified Parties) including, without limitation: (a) losses, damages, expenses or liabilities sustained by LENDER in connection with any environmental cleanup or other remedy required or mandated by any Environmental Law pertaining to the Borrower’s premises; (b) any untrue statement of a material fact contained in information submitted to LENDER by Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete in any material manner; (c) the failure of Borrower to perform any obligations required to be performed by Borrower under the Loan Documents; and (d) the ownership, construction, occupancy, operations, use and maintenance of any of Borrower's assets. The provisions of this Section shall survive termination of this Agreement and the other Loan Documents.

13. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

13.1. THE VALIDITY OF THE LOAN DOCUMENTS, THEIR CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THE LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, OR AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER AND LENDER EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING UNDER THE LOAN DOCUMENTS OR RELATING TO THE DEALINGS OF BORROWER AND LENDER AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

Borrower and LENDER have executed and delivered this Agreement at New York as of the date first above written.

INNOPUMP, INC.
a Nevada corporation

Signed by:	/s/ Geoffrey Donaldson
Print Name:Geoffrey Donaldson
Title/Capacity:President

SEA CHANGE GROUP, LLC,
a New York limited liability company

Signed by:	/s/ Geoffrey Donaldson
Print Name: Geoffrey Donaldson
Capacity: Managing Member

Schedule 5.16

USE OF PROCEEDS OF LOAN ADVANCE

Per approved transmissions and payment instructions
with balance applied to general overhead and working capital

Schedule 5.20

Deposit Account of Borrower

Innopump, Inc. d/b/a/ Versadial
305 Madison Avenue, Suite 4510
New York, NY 10165

Account # 39610447

Bank Name, address, and Wire Transfer Instructions:

Citibank
460 Park Avenue
New York, New York 10022

ABA # 021000089